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                                                                     Exhibit 11


                     CONSENT OF INDEPENDENT ACCOUNTANTS

                        ----------------------------


The Board of Trustees
of International Currency Fund


We consent to the inclusion in Amendment No. 2 to the Registration Statement of International Currency Fund on Form N-1A (File No. 811-07773) of our report dated January 20, 1997 on our audits of the statements of assets and liabilities of each of the series of the International Currency Fund, which report is included in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Auditors."


                                                  /s/ Coopers & Lybrand L.L.P.
                                                      Coopers & Lybrand L.L.P.


Boston, Massachusetts
February 3, 1997